UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2024

AMERICAN HOMES 4 RENT
AMERICAN HOMES 4 RENT, L.P.
(Exact name of registrant as specified in its charter)

American Homes 4 Rent	Maryland	001-36013	46-1229660
American Homes 4 Rent, L.P.	Delaware	333-221878-02	80-0860173
	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Pilot Road
Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)
(805)
413-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, $.01 par value	AMH	New York Stock Exchange
Series G perpetual preferred shares of beneficial interest, $.01 par value	AMH-G	New York Stock Exchange
Series H perpetual preferred shares of beneficial interest, $.01 par value	AMH-H	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On January 23, 2024, American Homes 4 Rent, L.P. (the “Operating Partnership”), the operating partnership of American Homes 4 Rent (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Operating Partnership agreed to issue and sell $600,000,000 aggregate principal amount of the Operating Partnership’s 5.500% Senior Notes due 2034 (the “Notes”). The Notes will be issued at 99.893% of par value with a coupon of 5.500% per annum. Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 2024. The Notes will mature on February 1, 2034. The Operating Partnership estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Operating Partnership, will be approximately $594 million. The offering is expected to close on January 30, 2024 subject to the satisfaction of customary closing conditions.
The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on June 9, 2023 (File
Nos. 333-272547
and
333-272547-01),
a base prospectus, dated June 9, 2023, and prospectus supplement, dated January 23, 2024, filed by the Operating Partnership with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).
The Operating Partnership intends to allocate an amount equal to the net proceeds from this offering to finance and/or refinance, in whole or in part, new or existing Eligible Projects (as defined in the prospectus supplement for the offering).
Pending full allocation of an amount equal to the net proceeds from the offering to finance and/or refinance, in whole or in part, new or existing Eligible Projects, the Operating Partnership intends to allocate the net proceeds from the offering for the repayment of outstanding indebtedness, which may include the repayment or voluntary prepayment of all or a portion of the outstanding 2014-SFR2 asset-backed securitization notes and the 2014-SFR3 asset-backed securitization notes, and/or temporarily invest the net proceeds in accordance with the Company’s cash investment policy.
The Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.
A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 23, 2024 by and among American Homes 4 Rent, L.P. and Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2024		AMERICAN HOMES 4 RENT

	By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer

Date: January 24, 2024		AMERICAN HOMES 4 RENT, L.P.

	By:	American Homes 4 Rent, its General Partner

	By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer